Exhibit 99.1

January 27, 2010

Tetra Tech Reports First Quarter Results

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the first quarter ended December 27, 2009.

First Quarter Results

Revenue in the quarter was $542.0 million, down 15.1% from $638.7 million, and revenue, net of subcontractor costs, was $343.5 million, up 4.1% from $330.0 million for the same quarter last year. Income from operations was $31.1 million, up 8.7% from $28.6 million for the same quarter last year.  Net income was $18.7 million, up 14.7% from $16.3 million for the same quarter last year.  Diluted EPS was $0.30, up 11.4% from $0.27 for the same quarter last year.  Backlog was $1.61 billion, up 1.8% from $1.58 billion at the end of the fourth quarter last year, and down 8.9% from $1.77 billion at the end of the first quarter last year.  Cash used in operations was $5.2 million, an improvement of 81.4% from $27.7 million used in the same quarter last year.

	Three Months Ended
In thousands (except EPS data)	December 27, 2009	December 28, 2008
Revenue	$541,957	$638,683
Revenue, net of subcontractor costs	343,493	330,026
Income from operations	31,117	28,616
Interest expense, net	(256)	(916)
Income tax expense	(12,152)	(11,392)
Net income	$18,709	$16,308

Earnings per share:
Basic	$0.31	$0.27
Diluted	$0.30	$0.27

Weighted-average common shares outstanding:
Basic	61,161	59,736
Diluted	62,089	60,275

Tetra Tech’s Chairman and CEO, Dan Batrack commented, “Our first quarter results met net revenue and EPS guidance.  We are forecasting that the remainder of fiscal 2010 will remain strong for our front-end consulting and engineering services.  However, we now believe that back-end construction management services will weaken in the second quarter and remain soft for the remainder of the fiscal year, driven primarily by the commercial market downturn and the continued slow pace of stimulus spending.  Due to forecasted reductions in our construction management services, we have lowered our guidance for the remainder of fiscal 2010.”

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the second quarter of fiscal 2010 to be in the range of $0.20 to $0.23.  Revenue, net of subcontractor costs, for the second quarter is expected to range from $310 million to $330 million.  For fiscal 2010, Tetra Tech is lowering its guidance, and now expects diluted EPS to be $1.08 to $1.18.  Revenue, net of subcontractor costs, for fiscal 2010 is now expected to range from $1.4 billion to $1.5 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the first quarter results through a link posted on the Company’s website at www.tetratech.com on January 28, 2010 at 8:00 a.m. (PST).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, construction, and technical services addressing the resource management and infrastructure markets.  The Company supports government and commercial clients by providing innovative solutions focused on water, the environment, and energy.  With approximately 10,000 employees worldwide, Tetra Tech’s capabilities span the entire project life cycle.

CONTACTS:
Jorge Casado, Investor Relations
Talia Starkey, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; fluctuations in annual revenue, expenses and operating results; the cyclicality in demand for state and local government and commercial services; credit risks associated with certain commercial clients; concentration of revenues from government agencies and funding disruptions by these agencies; a shift in U.S. defense

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spending; a delay in the completion of the U.S. government budget process; violations of government contractor regulations; dependence on winning or renewing federal, state and local government contracts; the delay or unavailability of public funding; the government’s right to modify, delay, curtail or terminate contracts at its convenience; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate utilization of our workforce; the use of the percentage-of-completion method of accounting; the inability to accurately estimate contract risks, revenue and costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; adverse resolution of an IRS examination; backlog cancellation and adjustments; risks associated with international operations; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; changes in resource management or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; the volatility of common stock value; liability risks and the ability to obtain or maintain adequate insurance; liability related to legal proceedings; the ability to obtain adequate bonding; employee, agent or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; and the completion of the enterprise resource planning system. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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Tetra Tech, Inc.

Condensed Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	December 27, 2009	September 27, 2009
Assets
Current Assets:
Cash and cash equivalents	$81,112	$89,185
Accounts receivable - net	490,212	506,316
Prepaid expenses and other current assets	53,452	55,167
Income taxes receivable	15,017	5,222
Total current assets	639,793	655,890

Property and equipment:
Land and buildings	11,201	10,555
Equipment, furniture and fixtures	129,179	126,249
Leasehold improvements	13,798	13,740
Total	154,178	150,544
Accumulated depreciation and amortization	(84,087)	(79,616)
Property and equipment - net	70,091	70,928

Goodwill	326,998	319,685
Intangible assets - net	31,334	33,769
Other assets	17,998	17,633

Total Assets	$1,086,214	$1,097,905

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$140,371	$149,352
Accrued compensation	57,339	88,793
Billings in excess of costs on uncompleted contracts	92,350	105,162
Deferred income taxes	14,795	9,645
Current portion of long-term obligations	4,326	4,320
Other current liabilities	78,866	74,964
Total current liabilities	388,047	432,236

Deferred income taxes	7,303	4,615
Long-term obligations	6,300	6,530
Other long-term liabilities	11,345	8,046

Commitments and contingencies

Stockholders’ Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of December 27, 2009 and September 27, 2009	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 61,436 and 61,257 shares as of December 27, 2009 and September 27, 2009, respectively	614	613
Additional paid-in capital	354,670	350,571
Accumulated other comprehensive income	16,158	12,226
Retained earnings	301,777	283,068
Total stockholders’ equity	673,219	646,478

Total Liabilities and Stockholders’ Equity	$1,086,214	$1,097,905

Tetra Tech, Inc.

Condensed Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended
	December 27,	December 28,
	2009	2008

Revenue	$541,957	$638,683
Subcontractor costs	(198,464)	(308,657)
Revenue, net of subcontractor costs	343,493	330,026
Other contract costs	(273,710)	(265,685)
Gross profit	69,783	64,341
Selling, general and administrative expenses	(38,666)	(35,725)
Income from operations	31,117	28,616
Interest expense - net	(256)	(916)
Income before income tax expense	30,861	27,700
Income tax expense	(12,152)	(11,392)

Net income	$18,709	$16,308

Earnings per share:
Basic	$0.31	$0.27
Diluted	$0.30	$0.27

Weighted-average common shares outstanding:
Basic	61,161	59,736
Diluted	62,089	60,275

Tetra Tech, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Three Months Ended
	December 27,	December 28,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$18,709	$16,308

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	7,897	5,581
Stock-based compensation	2,700	2,036
Excess tax benefits from stock-based compensation	(701)	(20)
Deferred income taxes	7,934	3,201
Provision for losses on contracts and related receivables	(326)	6,301
Exchange (gain) loss	(106)	4
Loss (gain) on disposal of property and equipment	53	(1)

Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	14,892	(20,048)
Prepaid expenses and other assets	717	4,238
Accounts payable	(9,350)	(13,506)
Accrued compensation	(30,822)	(42,462)
Billings in excess of costs on uncompleted contracts	(12,812)	17,641
Other liabilities	4,570	(8,895)
Income taxes receivable/payable	(8,513)	1,945
Net cash used in operating activities	(5,158)	(27,677)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,920)	(3,235)
Payments for business acquisitions, net of cash acquired	(1,415)	(7,352)
Proceeds from sale of property and equipment	139	75
Net cash used in investing activities	(5,196)	(10,512)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term obligations	(251)	(20,180)
Proceeds from borrowings under long-term obligations	—	36,000
Excess tax benefits from stock-based compensation	701	20
Net proceeds from issuance of common stock	1,433	571
Net cash provided by financing activities	1,883	16,411

EFFECT OF EXCHANGE RATE CHANGES ON CASH	398	—

NET DECREASE IN CASH AND CASH EQUIVALENTS	(8,073)	(21,778)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	89,185	50,902

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$81,112	$29,124

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$353	$637
Income taxes, net of refunds received	$13,022	$6,253